UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): March 11, 2009

Florida Public Utilities Company

(Exact Name of Registrant as Specified in Charter)

Florida	001-10608	59-0539080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 South Dixie Highway, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(561) 832-0872

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2009 Incentive Compensation Plan. On March 11, 2009, the Board of Directors of Florida Public Utilities Company (the “Company”) approved the recommendations of its Compensation Committee with respect to the establishment of performance goals under the Company’s 2009 incentive compensation plan for the executive officers to be named in the Company’s 2009 proxy statement (the “Named Executive Officers”). Incentive compensation will be earned as follows: 75% or a portion thereof upon the Company achieving an EPS target set by the Committee and 25% or a portion thereof upon the Company achieving certain safety and profitability targets set by the Committee and other strategic initiatives assigned by the Board during the year. Alternatively, 100% of the incentive compensation will be earned upon meeting specified Company initiatives set by the Board.

Additional Compensation. On March 11, 2009, the Company’s Board of Directors also approved the recommendation of its Compensation Committee with respect to the following cash awards to the Named Executive Officers outside of the 2008 incentive compensation plan, in recognition of their contributions to Board initiatives for the Company:

Name	Incentive Amount

John T. English,	$20,000
President & Chief Executive Officer

George F. Bachman	$20,000
Chief Financial Officer, Secretary & Treasurer

Charles L. Stein,	$10,000
Senior Vice President & Chief Operating Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Florida Public Utilities Company
(Registrant)

Date: March 16, 2009	By:	/s/ George M. Bachman
	Name:	George M. Bachman
	Title:	CFO, Treasurer & Corporate Secretary